                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         ADVANCED POWER TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                  93-0875072
    (State or Other Jurisdiction of                    (I.R.S. Employer
    Incorporation or Organization)                     Identification No.)

                  405 S.W. Columbia Street, Bend, Oregon 97702
                                 (541) 382-8028
          (Address of Principal Executive Offices, including Zip Code)

                ADVANCED POWER TECHNOLOGY, INC. STOCK OPTION PLAN
                            (Full Title of the Plan)

                            405 S.W. Columbia Street
                               Bend, Oregon 97702
                    (Address of principal executive offices)

                                 (541) 382-8028
     (Telephone Number, Including Area Code, of principal executive offices)

                             ----------------------

                                    Copy to:
                                  David C. Baca
                              Gustavo J. Cruz, Jr.
                            Davis Wright Tremaine LLP
                       1300 S.W. Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-5682
                                 (503) 241-2300


                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
Title of Securities to     Amount to be   Proposed Maximum     Proposed Maximum     Amount of
be Registered              Registered     Offering Price Per   Aggregate Offering   Registration Fee
                                          Share(1)             Price
-------------------------------------------------------------------------------------------------------
Common Stock                1,500,000        $25.59              $38,385,000          $10,133.64
=======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. The price per share is estimated to be $25.59 as of the close of trading on November 10, 2000.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.(1)

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.(2)






--------
(1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part 1 of Form S-8.
(2) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference into this Registration Statement:

     (a) The Registrant's most recent prospectus filed pursuant to Rule 424(b) containing audited financial statements in the registration statement on Form S-1, filed under File No. 333-38418 and declared effective on August 7, 2000;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

     (c) The Registrant's description of securities contained in the registration statement on Form S-1, filed under File No. 333-38418 and declared effective on August 7, 2000.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

ITEM 4. DESCRIPTION OF SECURITIES.

     The securities to be offered pursuant to this Registration Statement include non-statutory and incentive stock options (collectively the "Options") to purchase shares of Common Stock (the "Shares") of the Registrant. There is no established trading market for the Options. The Shares are listed and traded on the National Association of Securities Dealers Automated Quotation System - National Market ("NASDAQ-NM") under the symbol "APTI." During the ninety-day period ended November 10, 1999 the Shares traded at a range between $17.81 (low) and $49.63 (high) per Share. The closing price on November 10, 2000 was $25.00.

     The total number of shares that may be purchased pursuant to options that may be granted under the Plan shall not exceed 1,500,000.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has authority under applicable provisions of the Delaware General Corporation Law to indemnify its directors and officers to the extent provided under such Act. The Registrant's Bylaws, amended and restated May 31, 2000, contain additional indemnification provisions for the benefit of certain directors and officers of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following Exhibits are filed as a part of this Registration Statement:

Exhibit
Number                     Description
------                     -----------

 3.1       Articles of Incorporation (1)

 3.2       Bylaws(1)

 4.1       Reference is made to Exhibits 3.1 and 3.2

10.3       Advanced Power Technology, Inc. Stock Option Plan Summary

 5.1       Opinion of Davis Wright Tremaine.

23.1       Consent of Davis Wright Tremaine, contained in opinion filed as
           Exhibit 5.1.

23.2       Consent of Independent Auditors.

24.1       Power of Attorney (see signature page).


---------
(1) Incorporated by reference to Registrant's Registration Statement on Form S-1, as amended and filed with the commission on August 7, 2000 (File No. 333-38418)

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes to do the following:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus facts or events which,
                    individually or together, represent a fundamental change in the information in the registration statement; and

              (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

          (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and offering of the securities at that time as the initial BONA FIDE offering of those securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bend, State of Oregon, on the 13th day of November 2000.

                                        ADVANCED POWER TECHNOLOGY, INC.,
                                        A DELAWARE CORPORATION


                                        By:    /s/ Patrick P.H. Sireta
                                           -----------------------------------
                                        Patrick P.H. Sireta
                                        President

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Advanced Power Technology, Inc., hereby severally and individually constitute and appoint Patrick P.H. Sireta and Greg M. Haugen, and each of them, as true and lawful attorneys in fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact, or any of them, may lawfully do or cause to be done by virtue of this appointment.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                   TITLE                               DATE
             ---------                                   -----                               ----

     /s/ Patrick P.H. Sireta          President, Chief Executive Officer and          November 13, 2000
---------------------------------     Chairman of the Board (principal executive
Patrick P.H. Sireta                   officer)


      /s/ Greg M. Haugen              Chief Financial Officer (principal              November 13, 2000
-------------------------------       financial and accounting officer)
Greg M. Haugen

     /s/ Douglas S. Schatz            Director                                        November 13, 2000
--------------------------------
Douglas S. Schatz

     /s/ James E. Petersen            Director                                        November 13, 2000
---------------------------------
James E. Petersen

    /s/ Robert C. Pearson             Director                                        November 13, 2000
--------------------------------
Robert C. Pearson

                                INDEX TO EXHIBITS


Exhibit                                                                               Sequentially
Number                             Description                                       Numbered Pages
------                             -----------                                       --------------
  4.1     Articles of Incorporation dated March 23, 1992 and restated on May 31,
          2000, incorporated by reference from the Registrant's
          registration statement on Form S-1 filed under File No.
          333-38418 and declared effective on August 7, 2000.

  4.2 Bylaws restated on May 31, 2000, incorporated by reference from the Registrant's registration statement on Form S-1 filed under File No. 333-38418 and declared effective on August 7, 2000.

 10.3     Advanced Power Technology, Inc. Stock Option Plan Summary.                        8

  5.1     Opinion of Davis Wright Tremaine.                                                13

 23.1     Consent of Davis Wright Tremaine, contained in opinion filed as                  13
          Exhibit 5.1

 23.2     Consent of Independent Auditors                                                  15

 24.1     Power of Attorney (see signature page)                                            6